U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934
(Date of earliest event reported) January 19, 2006
IMPRESO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29883	75-20849585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. employer Identification Number)
652 Southwestern Boulevard, Coppell, TX 75019
(Address of principal executive offices)
(972) 462-0100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01.      Other Events
On January 19, 2006, Impreso, Inc. (the “Company”) was served with a shareholder derivative lawsuit. This “shareholder derivative action,” is one in which one of the Company’s shareholders (the “plaintiff shareholder”) is asserting rights derived from the Company. The shareholder derivative action does not seek the recovery of damages from the Company, but rather asks that the Company recover damages in an unspecified amount from five of six members of the Company’s Board of Directors during a time period relevant to the petition’s allegations. The sixth, unnamed member of the Board of Directors during the relevant time period was appointed at the request of the plaintiff shareholder and voted in favor of the transactions about which the petition complains; the structure of the Company’s water bottling division, the Chief Executive Officer’s compensation package, and the Company conducting business with a company owned by the spouse of the Chief Executive Officer. The Company is intent on conducting an investigation of the allegations of the lawsuit, and will take appropriate steps to ensure that the best interests of the Company are protected.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRESO, INC. (registrant)
Dated: January 25, 2006	By:	/s/ Marshall D. Sorokwasz
Marshall D. Sorokwasz,
Chairman of the Board, Chief Executive Officer, President, and Director